Enovis Announces Third Quarter 2025 Results

•Diversified growth platform delivers third-quarter sales growth of 9% on a reported basis, 7% organically

•Third-quarter Reconstructive sales grew 12% year-over-year on a reported basis, 9% organically

•October divestiture of Diabetic Footcare business unit from P&R for total proceeds of up to $60 million

•Raising full-year 2025 adjusted EBITDA and adjusted EPS guidance

Dallas, TX, November 6, 2025 (GLOBE NEWSWIRE)—Enovis™ Corporation (“Enovis” or “the Company”) (NYSE: ENOV), an innovation-driven medical technology growth company, today announced its financial results for the third quarter ended October 3, 2025. The Company will host an investor conference call and live webcast to discuss these results today at 8:30 am ET.

Third Quarter 2025 Financial Results

Enovis’ third-quarter net sales of $549 million grew 9% on a reported basis and 7% on an organic basis from the same quarter in 2024. Third quarter results reflect continued execution in P&R and Recon, stable end markets, and encouraging momentum in new product introductions. Compared to the same quarter in 2024, net sales in Recon grew 12% on a reported basis and 9% on an organic basis, and P&R grew 6% on a reported basis and 4% on an organic basis.

Enovis also reported third-quarter net loss of $571 million, or 104.0% of sales, and adjusted EBITDA of $95 million, or 17.3% of sales. The Company’s reported net loss included the impact of a non-cash goodwill impairment charge of $548 million after evaluating the Company’s market capitalization relative to the carrying value of our Recon and P&R reporting units. This non-cash charge does not impact future operations.

The Company reported third-quarter 2025 net loss of $9.99 per share and adjusted net earnings per diluted share of $0.75.

“We delivered solid results in the third quarter, reflecting continued progress by our teams around the world,” said Damien McDonald, Chief Executive Officer of Enovis. “Execution was driven by double-digit growth in extremities and consistent performance across Prevention & Recovery.

“As we position Enovis for its next phase of profitable, capital-efficient growth, we are focusing on the near-term strategic priorities of commercial execution and innovation, operational excellence, and financial discipline.”

2025 Financial Outlook

Enovis updated financial expectations for 2025. Revenue is expected to be in the range of $2.24-2.27 billion, versus prior expectations of $2.245-2.275 billion. Updated guidance includes a $15 million revenue reduction attributable to the Dr. Comfort divestiture completed in October 2025. Adjusted EBITDA is forecasted to be $395-405 million, as compared to the prior outlook of $392-402 million. Full-year adjusted earnings per share guidance was updated from $3.05-3.20 to $3.10-3.25.

Conference call and Webcast

Investors can access the webcast via a link on the Enovis website, www.enovis.com. For those planning to participate on the call, please dial (800) 715-9871 (U.S. callers) and (646) 307-1963 (International callers) and use conference ID 1691901. A link to a replay of the call will also be available on the Enovis website later in the day.

About Enovis

Enovis™ (NYSE: ENOV) is a global medical technology innovator dedicated to improving lives by developing clinically differentiated solutions that enhance patient outcomes and restore motion for life. We partner with the brightest minds in health to advance care that is smarter, personalized, and more effective, while improving operational efficiency for surgeons and clinicians around the world. Enovis solutions impact the well-being of millions of patients wherever they are on their pathway to health. Discover more about Enovis at www.enovis.com

Availability of Information on the Enovis Website

Investors and others should note that Enovis routinely announces material information to investors and the marketplace using SEC filings, press releases, public conference calls, webcasts and the Enovis Investor Relations website. While not all of the information that the Company posts to the Enovis Investor Relations website is of a material nature, some information could be deemed to be material. Accordingly, the Company encourages investors, the media and others interested in Enovis to review the information that it shares on ir.enovis.com.

Forward-Looking Statements

This press release includes forward-looking statements, including forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements concerning Enovis’ plans, goals, objectives, outlook, expectations and intentions, and other statements that are not historical or current fact. Forward-looking statements are based on Enovis’ current expectations and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such forward-looking statements. Factors that could cause Enovis’ results to differ materially from current expectations include, but are not limited to, risks related to Enovis’ acquisition of Lima; the impact of public health emergencies and global pandemics; disruptions in the global economy caused by escalating geopolitical tensions including in connection with Russia’s invasion of Ukraine; macroeconomic conditions, including the impact of inflationary pressures; changes in government trade policies, including the implementation of tariffs; the impact of the current shutdown of the U.S. government or any future shutdowns; supply chain disruptions; increasing energy costs and availability concerns, particularly in the European market; other impacts on Enovis’ business and ability to execute business continuity plans; and the other factors detailed in Enovis’ reports filed with the U.S. Securities and Exchange Commission (the “SEC”), including its most recent Annual Report on Form 10-K under the caption “Risk Factors,” as well as the other risks discussed in Enovis’ filings with the SEC. In addition, these statements are based on assumptions that are subject to change. This press release speaks only as of the date hereof. Enovis disclaims any duty to update the information herein.

Non-GAAP Financial Measures

Enovis has provided in this press release financial information that has not been prepared in accordance with accounting principles generally accepted in the United States of America (“non-GAAP”). These non-GAAP financial measures may include one or more of the following: adjusted net income from continuing operations (“Adjusted net income”), Adjusted net income per diluted share, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted gross profit, and Adjusted gross profit margin.

Adjusted net income and Adjusted net income per diluted share exclude net income attributable to noncontrolling interest from continuing operations, net of taxes; the effect of Loss from discontinued operations, net of taxes; restructuring charges; Medical Device Regulation (“MDR”) fees and other costs; strategic transaction costs; stock-based compensation; acquisition-related intangible asset amortization; strategic purchase of economic interest on future royalty payments; property plant and equipment step-up depreciation, and fair value charges on acquired inventory; goodwill impairment charges; Other (income) expense, net; and include the tax effect of adjusted pre-tax income at applicable tax rates and other tax adjustments. Enovis also presents Adjusted net income margin, which is subject to the same adjustments as Adjusted net income.

Adjusted EBITDA represents Adjusted net income excluding interest, taxes, and depreciation and other amortization. Enovis presents Adjusted EBITDA margin, which is subject to the same adjustments as Adjusted EBITDA.

Adjusted gross profit represents gross profit excluding the fair value charges of acquired inventory, depreciation step-up of acquired fixed assets, and the impact of restructuring charges. Adjusted gross profit margin is subject to the same adjustments as Adjusted gross profit.

Organic sales growth calculates sales growth period over period, after excluding the impact of acquisitions, divestitures, and foreign exchange rate fluctuations.

These non-GAAP financial measures assist Enovis management in comparing its operating performance over time because certain items may obscure underlying business trends and make comparisons of long-term performance difficult, as they are of a nature and/or size that occur with inconsistent frequency or relate to discrete restructuring plans that are fundamentally different from the ongoing productivity improvements of the Company. Enovis management also believes that presenting these measures allows investors to view its performance using the same measures that the Company uses in evaluating its financial and business performance and trends. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information calculated in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of non-GAAP financial measures presented above to GAAP results has been provided in the financial tables included in this press release. Enovis does not provide reconciliations of adjusted EBITDA or adjusted earnings per share on a forward-looking basis to the closest GAAP financial measures, as such information is not available without unreasonable efforts on a forward-looking basis due to uncertainties regarding, and the potential variability of, reconciling items excluded from these measures. These items are uncertain, depend on various factors, and could have a material impact on GAAP reported results for the guidance period.

Kyle Rose
Vice President, Investor Relations
Enovis Corporation
+1-917-734-7450
investorrelations@enovis.com

Enovis Corporation
Condensed Consolidated Statements of Operations
Dollars in thousands, except per share data
(Unaudited)

	Three Months Ended		Nine Months Ended
	October 3, 2025	September 27, 2024	October 3, 2025	September 27, 2024
Net sales	$548,912	$505,222	$1,672,291	$1,546,648
Cost of sales	219,999	218,763	676,452	673,410
Gross profit	328,913	286,459	995,839	873,238
Gross profit margin	59.9%	56.7%	59.5%	56.5%
Selling, general and administrative expense	263,621	249,854	799,714	769,645
Research and development expense	29,739	20,491	88,967	67,347
Amortization of acquired intangibles	43,689	42,786	128,463	124,653
Purchase of royalty interest	—	—	45,818	—
Restructuring charges	1,910	5,065	6,488	22,563
Goodwill impairment charge	548,442	—	548,442	—
Operating loss	(558,488)	(31,737)	(622,053)	(110,970)
Operating loss margin	(101.7)%	(6.3)%	(37.2)%	(7.2)%
Interest expense, net	8,828	11,066	27,310	48,031
Other expense (income), net	(448)	(202)	508	(9,803)
Loss from continuing operations before income taxes	(566,868)	(42,601)	(649,871)	(149,198)
Income tax expense (benefit)	4,005	(9,096)	13,037	(25,408)
Net loss from continuing operations	(570,873)	(33,505)	(662,908)	(123,790)
Income (loss) from discontinued operations, net of taxes	(40)	2,243	(258)	2,175
Net loss	(570,913)	(31,262)	(663,166)	(121,615)
Net loss margin	(104.0)%	(6.2)%	(39.7)%	(7.9)%
Less: net income attributable to noncontrolling interest from continuing operations - net of taxes	233	259	685	542
Net loss attributable to Enovis Corporation	$(571,146)	$(31,521)	$(663,851)	$(122,157)
Net income (loss) per share - basic and diluted
Continuing operations	$(9.99)	$(0.61)	$(11.64)	$(2.26)
Discontinued operations	$—	$0.04	$—	$0.04
Consolidated operations	$(9.99)	$(0.58)	$(11.64)	$(2.23)

Enovis Corporation
Reconciliation of GAAP to Non-GAAP Financial Measures
Dollars in millions, except per share data
(Unaudited)

	Three Months Ended		Nine Months Ended
	October 3, 2025	September 27, 2024	October 3, 2025	September 27, 2024
Adjusted Net Income and Adjusted Net Income Per Share
Net Loss (GAAP)	$(570.9)	$(31.3)	$(663.2)	$(121.6)
Net loss margin (GAAP)	(104.0)%	(6.2)%	(39.7)%	(7.9)%
Net income attributable to noncontrolling interest from continuing operations - net of taxes	(0.2)	(0.3)	(0.7)	(0.5)
Loss from discontinued operations, net of taxes	—	(2.2)	0.3	(2.2)
Net loss from continuing operations attributable to Enovis Corporation(1) (GAAP)	$(571.1)	$(33.8)	$(663.6)	$(124.3)
Restructuring charges - pretax(2)	3.4	7.8	8.2	25.3
MDR and other costs - pretax(3)	2.4	5.3	9.0	14.8
Amortization of acquired intangibles - pretax	43.7	42.8	128.5	124.7
Goodwill impairment charge	548.4	—	548.4	—
Inventory step-up and PPE step-up depreciation - pretax(4)	0.7	9.1	20.0	40.2
Strategic transaction costs - pretax(5)	15.7	21.4	41.2	65.0
Purchase of royalty interest(6)	—	—	45.8	—
Stock-based compensation	9.0	7.8	25.0	21.9
Other (income) expense, net(7)	(0.4)	(0.2)	0.5	(9.8)
Tax adjustment(8)	(8.2)	(19.2)	(27.4)	(54.5)
Adjusted net income from continuing operations (non-GAAP)	$43.5	$41.0	$135.6	$103.2
Adjusted net income margin from continuing operations	7.9%	8.1%	8.1%	6.7%

Weighted-average shares outstanding - diluted (GAAP)	57,169	55,666	57,029	55,072
Net loss per share - diluted from continuing operations (GAAP)	$(9.99)	$(0.61)	$(11.64)	$(2.26)

Adjusted weighted-average shares outstanding - diluted (non-GAAP)	57,725	56,030	57,558	55,511
Adjusted net income per share - diluted from continuing operations (non-GAAP)	$0.75	$0.73	$2.36	$1.86
__________

(1) Net loss from continuing operations attributable to Enovis Corporation for the respective periods is calculated using Net loss from continuing operations less the continuing operations component of the income attributable to noncontrolling interest, net of taxes.
(2) Restructuring charges include $1.5 million and $1.7 million expense classified as Cost of sales on the Company’s Condensed Consolidated Statements of Operations for the three and nine months ended October 3, 2025, respectively. There were $2.7 million similar charges for the three and nine months ended September 27, 2024.
(3) MDR and other costs includes (i) $2.1 million and $7.6 million for the three and nine months ended October 3, 2025 and $3.5 million and $12.3 million for the three and nine months ended September 27, 2024, respectively, in non-recurring costs specific to updating our quality system, product labeling, asset write-offs and product remanufacturing to comply with the medical device reporting regulations and other requirements of the new medical device regulations in the European Union for devices which were introduced to the market prior to the regulation and (ii) $0.4 million and $1.4 million for the three and nine months ended October 3, 2025 and $1.8 million and $2.4 million for the three and nine months ended September 27, 2024, respectively, of expenses to resolve certain infrequent, non-recurring regulatory or other legal matters. These costs are classified as Selling, general and administrative expense on our Condensed Consolidated Statements of Operations.
(4) Includes $18.1 million in inventory step-up charges for the nine months ended October 3, 2025 and $0.7 million and $1.1 million in PPE step-up depreciation in connection with acquired businesses for the three and nine months ended October 3, 2025, respectively. Includes $8.4 million and $37.4 million in inventory step-up charges in connection with acquired businesses for the three and nine months ended September 27, 2024, respectively.
(5) Strategic transaction costs includes: (i) $9.2 million and $28.1 million for the three and nine months ended October 3, 2025 and $17.5 million and $55.1 million for the three and nine months ended September 27, 2024, respectively, related to non-recurring integration costs associated with the Lima Acquisition, which includes payroll and retention costs for roles to be eliminated or that are dedicated to integration activities, professional and consulting fees specifically incurred to consummate the acquisition and advise and facilitate on post-acquisition integration matters including legal entity consolidation, costs associated with rebranding and marketing acquired business under Enovis name, such as marketing materials, trade show redesign costs and product labeling, and integration related costs associated with sales agent and distributor network rationalization, including contract termination and retention expenses, supply chain and portfolio integration, and quality management system consolidation, (ii) $6.1 million and $11.8 million for the three and nine months ended October 3, 2025 and $2.6 million and $5.7 million for the three and nine months ended September 27, 2024, respectively, of non-recurring (non-Lima) acquisition integration costs and other non-recurring project costs for global ERP rationalization and shared service center start-up, and (iii) $0.4 million and $1.3 million for the three and nine months ended October 3, 2025 and $1.3 million and $4.2 million for the three and nine months ended September 27, 2024, respectively, related to the Separation of our former fabrication technology business. These costs are classified as Selling, general and administrative expense on our Condensed Consolidated Statements of Operations.
(6) In the first and second quarters of 2025, we completed strategic purchases of economic interest on future royalty payments in our intellectual property (“royalty interest”) for a fixed price of $56.5 million, which will be paid over nine years. We accrued a liability and recognized $45.8 million charge for the net present value of the purchases for the nine months ended October 3, 2025.
(7) Other (income) expense, net primarily includes the fair value gain on Contingent Acquisition shares, partially offset by the first quarter of 2024 loss on the non-designated forward currency hedge for managing exchange rate risk related to the Euro-denominated purchase price of the Lima Acquisition.
(8) The effective tax rates used to calculate adjusted net income and adjusted net income per share were 21.8% and 22.9% for the three and nine months ended October 3, 2025, respectively, and 19.7% and 21.9% for the three and nine months ended September 27, 2024, respectively.

Enovis Corporation
Reconciliation of GAAP to Non-GAAP Financial Measures
Dollars in millions
(Unaudited)

	Three Months Ended		Nine Months Ended
	October 3, 2025	September 27, 2024	October 3, 2025	September 27, 2024
	(Dollars in millions)
Net loss (GAAP)	$(570.9)	$(31.3)	$(663.2)	$(121.6)
Net loss margin (GAAP)	(104.0)%	(6.2)%	(39.7)%	(7.9)%
Income (loss) from discontinued operations, net of taxes	—	(2.2)	0.3	(2.2)
Income tax expense (benefit)	4.0	(9.1)	13.0	(25.4)
Other (income) expense, net	(0.4)	(0.2)	0.5	(9.8)
Interest expense, net	8.8	11.1	27.3	48.0
Operating loss (GAAP)	$(558.5)	$(31.7)	$(622.1)	$(111.0)
Adjusted to add:
Restructuring charges(1)	3.4	7.8	8.2	25.3
MDR and other costs(2)	2.4	5.3	9.0	14.8
Strategic transaction costs(3)	15.7	21.4	41.2	65.0
Stock-based compensation	9.0	7.8	25.0	21.9
Depreciation and other amortization	30.7	28.4	88.9	85.7
Amortization of acquired intangibles	43.7	42.8	128.5	124.7
Goodwill impairment charge	548.4	—	548.4	—
Purchase of royalty interest(4)	—	—	45.8	—
Inventory step-up (5)	—	8.4	18.1	37.4
Adjusted EBITDA (non-GAAP)	$94.8	$90.2	$291.1	$263.7
Adjusted EBITDA margin (non-GAAP)	17.3%	17.9%	17.4%	17.0%
__________
(1) Restructuring charges include $1.5 million and $1.7 million expense classified as Cost of sales on the Company’s Condensed Consolidated Statements of Operations for the three and nine months ended October 3, 2025, respectively. There were $2.7 million similar charges for the three and nine months ended September 27, 2024.
(2) MDR and other costs includes (i) $2.1 million and $7.6 million for the three and nine months ended October 3, 2025 and $3.5 million and $12.3 million for the three and nine months ended September 27, 2024, respectively, in non-recurring costs specific to updating our quality system, product labeling, asset write-offs and product remanufacturing to comply with the medical device reporting regulations and other requirements of the new medical device regulations in the European Union for devices which were introduced to the market prior to the regulation and (ii) $0.4 million and $1.4 million for the three and nine months ended October 3, 2025 and $1.8 million and $2.4 million for the three and nine months ended September 27, 2024, respectively, of expenses to resolve certain infrequent, non-recurring regulatory or other legal matters. These costs are classified as Selling, general and administrative expense on our Condensed Consolidated Statements of Operations.
(3) Strategic transaction costs includes: (i) $9.2 million and $28.1 million for the three and nine months ended October 3, 2025 and $17.5 million and $55.1 million for the three and nine months ended September 27, 2024, respectively, related to non-recurring integration costs associated with the Lima Acquisition, which includes payroll and retention costs for roles to be eliminated or that are dedicated to integration activities, professional and consulting fees specifically incurred to consummate the acquisition and advise and facilitate on post-acquisition integration matters including legal entity consolidation, costs associated with rebranding and marketing acquired business under Enovis name, such as marketing materials, trade show redesign costs and product labeling, and integration related costs associated with sales agent and distributor network rationalization, including contract termination and retention expenses, supply chain and portfolio integration, and quality management system consolidation, (ii) $6.1 million and $11.8 million for the three and nine months ended October 3, 2025 and $2.6 million and $5.7 million for the three and nine months ended September 27, 2024, respectively, of non-recurring (non-Lima) acquisition integration costs and other non-recurring project costs for global ERP rationalization and shared service center start-up, and (iii) $0.4 million and $1.3 million for the three and nine months ended October 3, 2025 and $1.3 million and $4.2 million for the three and nine months ended September 27, 2024, respectively, related to the Separation of our former fabrication technology business. These costs are classified as Selling, general and administrative expense on our Condensed Consolidated Statements of Operations.
(4) In the first and second quarters of 2025, we completed strategic purchases of economic interest on future royalty payments in our intellectual property (“royalty interest”) for a fixed price of $56.5 million, which will be paid over nine years. We accrued a liability and recognized $45.8 million charge for the net present value of the purchases for the nine months ended October 3, 2025.
(5) Includes $18.1 million in inventory step-up charges for the nine months ended October 3, 2025 and $0.7 million and $1.1 million in PPE step-up depreciation in connection with acquired businesses for the three and nine months ended October 3, 2025, respectively. Includes $8.4 million and $37.4 million in inventory step-up charges in connection with acquired businesses for the three and nine months ended September 27, 2024, respectively.

Enovis Corporation
Reconciliation of Gross Margin (GAAP) to Adjusted Gross Margin (non-GAAP)
Dollars in millions
(Unaudited)

	Three Months Ended		Nine Months Ended
	October 3, 2025	September 27, 2024	October 3, 2025	September 27, 2024
Net sales	$548.9	$505.2	$1,672.3	$1,546.6
Gross profit	$328.9	$286.5	$995.8	$873.2
Gross profit margin (GAAP)	59.9%	56.7%	59.5%	56.5%

Gross profit (GAAP)	$328.9	$286.5	$995.8	$873.2
Inventory step-up and PPE step-up depreciation	0.6	8.4	19.8	37.4
Restructuring charges	1.5	2.7	1.7	2.7
Adjusted gross profit (Non-GAAP)	$331.0	$297.6	$1,017.3	$913.3
Adjusted gross profit margin (Non-GAAP)	60.3%	58.9%	60.8%	59.1%

Enovis Corporation
Condensed Consolidated Balance Sheets
Dollars in thousands, except share amounts
(Unaudited)

	October 3, 2025	December 31, 2024
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$33,617	$48,167
Trade receivables, less allowance for credit losses of $26,638 and $24,466	431,767	407,031
Inventories, net	613,752	547,120
Prepaid expenses	47,080	36,246
Other current assets	109,546	107,882
Current portion of assets held for sale	44,362	—
Total current assets	1,280,124	1,146,446
Property, plant and equipment, net	486,423	404,500
Goodwill	1,218,669	1,692,709
Intangible assets, net	1,280,680	1,317,429
Lease asset - right of use	72,915	68,915
Other assets	94,556	88,778
Total assets	$4,433,367	$4,718,777

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt	$20,000	$20,027
Accounts payable	198,776	179,098
Accrued liabilities	355,242	329,873
Current portion of liabilities held for sale	1,425	—
Total current liabilities	575,443	528,998
Long-term debt, less current portion	1,339,518	1,309,473
Non-current lease liability	57,715	52,461
Other liabilities	437,013	263,516
Total liabilities	2,409,689	2,154,448
Equity:
Common stock, $0.001 par value; 133,333,333 shares authorized; 57,189,761 and 55,876,517 shares issued and outstanding as of October 3, 2025 and December 31, 2024, respectively	57	56
Additional paid-in capital	3,040,188	2,973,121
Accumulated deficit	(946,874)	(283,023)
Accumulated other comprehensive loss	(72,691)	(127,892)
Total Enovis Corporation equity	2,020,680	2,562,262
Noncontrolling interest	2,998	2,067
Total equity	2,023,678	2,564,329
Total liabilities and equity	$4,433,367	$4,718,777

Enovis Corporation
Condensed Consolidated Statements of Cash Flows
Dollars in thousands
(Unaudited)

	Nine Months Ended
	October 3, 2025	September 27, 2024

Cash flows from operating activities:
Net loss	$(663,166)	$(121,615)
Adjustments to reconcile net loss to net cash provided by operating activities:
Impairment of goodwill	548,442	—
Depreciation and amortization	217,366	210,394
Impairment of assets	—	5,555
Stock-based compensation expense	24,809	21,928
Non-cash interest expense	5,120	3,539
Fair value loss (gain) on contingent acquisition shares	1,787	(19,922)
Loss on currency hedges	—	11,123
Deferred income tax expense (benefit)	(565)	(29,472)
Loss (gain) on sale of property, plant and equipment	1,129	(2,116)
Changes in operating assets and liabilities:
Trade receivables, net	(17)	(29,187)
Inventories, net	(33,153)	(2,844)
Accounts payable	10,345	(11,503)
Other operating assets and liabilities	16,652	(10,706)
Net cash provided by operating activities	128,749	25,174
Cash flows from investing activities:
Purchases of property, plant and equipment and intangibles	(141,122)	(127,522)
Payments for acquisitions, net of cash received, and investments	(26,859)	(765,422)
Cash received upon settlement of derivatives	1,601	(4,645)
Net cash used in investing activities	(166,380)	(897,589)
Cash flows from financing activities:
Proceeds from borrowings on term credit facility	—	400,000
Repayments of borrowings under term credit facility	(15,000)	(15,000)
Proceeds from borrowings on revolving credit facilities and other	177,000	940,000
Repayments of borrowings on revolving credit facilities and other	(136,862)	(447,005)
Payment of debt issuance costs	—	(703)
Payments of tax withholding for stock-based awards	(3,504)	(4,772)
Proceeds from issuance of common stock, net	1,318	1,555
Deferred consideration payments and other	(2,437)	(7,174)
Net cash provided by financing activities	20,515	866,901
Effect of foreign exchange rates on Cash and cash equivalents	2,566	480
Decrease in Cash and cash equivalents	(14,550)	(5,034)
Cash and cash equivalents, beginning of period	48,167	44,832
Cash and cash equivalents, end of period	$33,617	$39,798

Supplemental disclosures:
Fair value of contingently issuable shares in business acquisition	$—	$107,877

Enovis Corporation
GAAP Net Sales
Change in Sales
Dollars in millions
(Unaudited)

	Three Months Ended				Nine Months Ended
	October 3, 2025	September 27, 2024	Growth Rate	Constant Currency Growth Rate (1)	October 3, 2025	September 27, 2024	Growth Rate	Constant Currency Growth Rate (1)
	(In millions)
Prevention & Recovery:
U.S. Bracing & Support	$127.0	$123.0	3.2%	3.2%	$362.9	$345.1	5.2%	5.2%
U.S. Other P&R	71.4	66.2	7.9%	7.9%	208.9	200.5	4.2%	5.5%
International P&R	92.6	85.0	8.8%	3.1%	282.3	265.4	6.4%	3.8%
Total Prevention & Recovery	290.9	274.2	6.1%	4.3%	854.1	811.0	5.3%	4.8%

Reconstructive:
U.S. Reconstructive	129.0	120.8	6.8%	6.8%	396.3	366.6	8.1%	8.1%
International Reconstructive	129.0	110.2	17.1%	11.9%	421.8	369.0	14.3%	12.0%
Total Reconstructive	258.0	231.0	11.7%	9.2%	818.2	735.6	11.2%	10.1%

Total	$548.9	$505.2	8.6%	6.5%	$1,672.3	$1,546.6	8.1%	7.3%
(1) Constant currency growth rate represents sales growth excluding the impact of foreign exchange rate fluctuations based on prior year sales valued at the current period foreign currency rates.

Enovis Corporation
Change in Net Sales
Dollars in millions
(Unaudited)

	Net Sales
	Prevention and Recovery		Reconstructive		Total Enovis
	$	Change %	$	Change %	$	Change %

For the three months ended September 27, 2024	$274.2		$231.0		$505.2
Components of Change:
Existing Businesses(1)	11.8	4.3%	21.2	9.2%	33.0	6.5%
Acquisitions(2)	1.1	0.4%	—	—%	1.1	0.2%
Divestitures(3)	—	—%	—	—%	—	—%
Foreign Currency Translation(4)	3.8	1.4%	5.8	2.5%	9.6	1.9%
	16.7	6.1%	27.0	11.7%	43.7	8.7%
For the three months ended October 3, 2025	$290.9		$258.0		$548.9

	Net Sales
	Prevention and Recovery		Reconstructive		Total Enovis
	$	Change %	$	Change %	$	Change %

For the nine months ended September 27, 2024	$811.0		$735.6		$1,546.6
Components of Change:
Existing Businesses(1)	39.0	4.8%	74.2	10.1%	113.1	7.3%
Acquisitions(2)	2.8	0.3%	—	—%	2.8	0.2%
Divestitures(3)	(4.3)	(0.5)%	—	—%	(4.3)	(0.3)%
Foreign Currency Translation(4)	5.6	0.7%	8.4	1.1%	14.1	0.9%
	43.1	5.3%	82.6	11.2%	125.7	8.1%
For the nine months ended October 3, 2025	$854.1		$818.2		$1,672.3
(1) Excludes the impact of foreign exchange rate fluctuations and acquisitions, thus providing a measure of change due to factors such as price, product mix and volume.
(2) Represents the incremental sales as a result of acquisitions of businesses for twelve months from the acquisition date. Excludes (i) acquisitions of former distribution partners as such transactions primarily represent a shift from a third-party distribution model to a direct sales model, and (ii) acquisitions of intellectual property as such transactions involve the purchase of technologies that have not been commercialized.
(3) Represents the decrease in sales as a result of divestitures of businesses for twelve months from the divestiture date.
(4) Represents the difference between prior year sales valued at the actual prior year foreign exchange rates and prior year sales valued at current year foreign exchange rates.